Exhibit 99.1

225 West Wacker Drive	Telephone: +1 312 696-6000
Chicago	Facsimile: +1 312 696-6009
Illinois 60606

Contacts:

Media:           For Morningstar in Chicago, Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

For Morningstar in London, Banita Radia, +44 203 107 0044, banita.radia@morningstar.com

For Ipreo in New York, Kate McKay, 212-849-5060, kate.mckay@ipreo.com

Investors may submit questions to investors@morningstar.com or by fax to
312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. to Acquire Hemscott Businesses from Ipreo Holdings LLC

Acquisition to strengthen Morningstar’s global equity database and international presence

CHICAGO, Dec. 17, 2007—Morningstar, Inc., (Nasdaq: MORN), a leading provider of independent investment research, and Ipreo Holdings LLC, a leading global provider of capital markets and investor relations solutions, have entered into a definitive agreement for Morningstar to acquire the Hemscott data, media, and investor relations Web site businesses from Ipreo for $51.6 million in cash, subject to working capital adjustments. The companies expect to complete the transaction in early January, subject to customary closing conditions.

Under terms of the agreement, Morningstar will acquire the following businesses:

•                  Hemscott Data, which provides financial information on virtually all publicly listed companies in the United States, Canada, the United Kingdom, and Ireland. Hemscott’s global database contains data on more than 19,500 public companies, 170,000 directors and officers, as well as earnings estimates from 68 securities firms in London. Hemscott Data has more than 350 clients including accounting and law firms, brokerages, investment banks, research firms, financial Web sites, and public companies. The business focuses on providing fundamental public company data; executive and director information, including detailed biographies and compensation; and historical pricing and volume data on stocks. Hemscott Data includes Hemscott Guru, a leading business-to-business online research tool that contains up-to-date financial data and directors’ biographies on more than 2,500 UK-quoted companies and 400,000 private companies; and Hemscott Adviser Rankings Guide, a comprehensive listing of more than 1,800 leading providers of professional services to all UK- and Irish-registered companies listed on the London Stock Exchange.

•                  Hemscott India, which operates a state-of-the-art data collection center in New Delhi, India.

•                  Hemscott.com, a free investment research Web site in the United Kingdom that attracts more than 320,000 unique users per month, and Hemscott Premium and Premium Plus, subscription-based investment research and data services for executives and high net-worth investors. The Premium services have more than 2,000 subscribers.

•                  Hemscott IR, a pioneer in online investor relations and corporate communications services in the United Kingdom. Hemscott IR designs, builds, hosts, and maintains investor relations pages and corporate Web sites for more than 540 companies.

“Hemscott is a well-known brand with a large and loyal client base. This acquisition fits with our strategies of building a premier global equity database and expanding our presence outside the United States,” said Joe Mansueto, chairman and chief executive officer of Morningstar. “Hemscott has a leading equity database covering more than 19,500 companies in the United States, the United Kingdom, Canada, and parts of continental Europe. Today Morningstar provides data covering approximately 13,000 equities in the United States, Canada, and Australia. We have some overlap, but this acquisition will significantly strengthen our equity coverage. In addition to its data on a greater number of stocks, Hemscott has decades more data history, as well as management and director information, for U.S., UK, and Canadian stocks. Another crucial component of this acquisition is Hemscott’s sizable data operation in India, where we’ve been interested in establishing a presence for some time.”

Mansueto added, “As part of this agreement, we’re also acquiring a leading investor Web site in the United Kingdom, which dovetails with our belief that there is a growing market for investment information outside the United States. And we’re acquiring a UK-based investor relations Web site business, which is a new market for us but one that directly leverages our data and analytics for IR professionals.”

Scott Ganeles, chief executive officer of Ipreo, said, “At the outset, we had two key strategic objectives.  First was to find a buyer that would allow the Hemscott assets to reach their full potential, and becoming part of a premier data and research firm of Morningstar’s caliber will allow them to do just that. Second was to focus Ipreo’s attention on the areas of the market where we can create the greatest value: state-of-the-art software solutions and high-end analytical services for capital markets professionals and corporate officers.”

The Hemscott businesses that Morningstar is acquiring have approximately 200 employees in New Delhi, India, 70 employees in London, and 10 employees in the United States.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutional clients. The company has operations in 18 countries and minority ownership interests in companies in three additional countries.

Morningstar provides data on more than 260,000 investment offerings, including nearly 130,000 managed products such as mutual funds, exchange-traded funds (ETFs), insurance and pension funds, separate accounts, and hedge funds. The company has more than 180 analysts around the world and provides independent research and analysis on more than 2,000 mutual funds and ETFs as well as 2,000 stocks. Morningstar provides quantitative star ratings on more than 25,000 distinct mutual fund portfolios and ETFs globally.

About Ipreo

Ipreo is a leading global provider of high quality data, expert insight, and productivity solutions to investment banking and corporate clients. Formed in late 2006 through the merger of i-Deal, a New York-based provider of new-issuance software and analytics, and Hemscott, a London-based financial data firm and parent of Bigdough in the United States, Ipreo has more than 700 employees and operations in the United States, the United Kingdom, and Hong Kong. Ipreo is majority owned by private-equity firm Veronis Suhler Stevenson LLC. For more information, go to www.ipreo.com.

Marlin & Associates New York LLC acted as strategic and financial advisor to Ipreo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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